MOVABLE HYPOTHEC ON SECURITIES

between

RAINY DAY INVESTMENTS LTD.
AS GRANTOR

and

DAVIDSTEA INC.
AS SECURED PARTY

DATED AS OF MAY 7, 2019

FASKEN

311208.00089/105557752.2

MOVABLE HYPOTHEC ON SECURITIES entered into in Montréal, Province of Québec, as of May 7, 2019.

BETWEEN: **RAINY DAY INVESTMENTS LTD.,** as Grantor

AND: **DAVIDSTEA INC.,** as Secured Party

WHEREAS a loan agreement dated as of May 7, 2019 was entered into among Oink Oink Candy Inc., as borrower (the "**Borrower**"), and DavidsTea Inc., as lender (the "**Lender**") (said agreement, as same may be amended, supplemented, restated, replaced or otherwise modified at any time and from time to time, is hereinafter referred to as the "**Loan Agreement**");

NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HAVE AGREED WITH EACH OTHER AS FOLLOWS:

ARTICLE 1

INTERPRETATION

1.1 **Definitions.** The following words and expressions, whenever used in this Deed or in any deed, document or agreement supplemental or ancillary hereto, unless there be something in the subject or the context inconsistent therewith, shall have the following meanings:

1.1.1 "**Applicable Interest Rate**" means, for any day, the highest rate of interest applicable to the Loan on such day pursuant to the provisions of the Loan Agreement expressed as an annual rate, plus two percent (2%) per annum;

1.1.2 "**Applicable Law**" means, with respect to any Person, any law applicable to such Person or its properties or assets and any judgment or award binding on such Person or its properties or assets;

1.1.3 "**Borrower**" means Oink Oink Candy Inc. and includes any successor thereto;

1.1.4 "**Loan Agreement**" shall have the meaning ascribed to it in the first preamble paragraph;

1.1.5 "**Deed of Hypothec**", "**this Deed**", "**this Deed of Hypothec**", "**these presents**", "**herein**", "**hereby**", "**hereunder**" and other similar expressions refer to this Deed of Hypothec, its accompanying schedules as well as any and every deed or other instrument which is supplementary or ancillary hereto or in implementation hereof, the whole as same may be amended, supplemented or restated at any time and from time to time;

1.1.6 **"Event of Default"** shall have the meaning ascribed thereto in the Loan Agreement;

1.1.7 **"Governmental Authority"** means Canada, the Provinces thereof and any other regional, municipal, state, provincial, local or other subdivision of any jurisdiction, and any other governmental entity of any such jurisdiction and includes any agency, department, commission, office, régie, ministry, tribunal, central bank or other Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

1.1.8 **"Grantor"** means Rainy Day Investments Ltd. and includes any successor thereto;

1.1.9 **"Hypothecated Property"** shall have the meaning ascribed thereto in Section 2.1;

1.1.10 **"Issuer"** means DavidsTea Inc., and includes any successor thereto;

1.1.11 **"Lien"** means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner (which for the purposes hereof shall include a possessor under a title retention agreement and a lessee under a capital lease) including by way of mortgage, pledge, charge, lien, assignment by way of security, hypothecation, security interest, conditional sale agreement, deposit arrangement, deemed trust, title retention, capital lease, factoring or securitization arrangement;

1.1.12 **"Loan"** shall have the meaning ascribed thereto in the Loan Agreement;

1.1.13 **"Obligations"** shall have the meaning ascribed to "Guaranteed Obligations" in the Loan Agreement;

1.1.14 **"Person"** means any individual, corporation, company, limited liability company, estate, limited or general partnership, trust, joint venture, other legal entity, unincorporated association or Governmental Authority;

1.1.15 **"Secured Party"** means DavidsTea Inc. and includes any successor or assign thereof;

1.1.16 **"Securities"** is the collective reference to **(i)** each and every one of the forms of investment to which the *Securities Act* (Québec) or the *Securities Transfer Act* applies, and **(ii)** to the extent not included in clause (i), all partnership units and other form of proprietary interests in partnerships;

1.1.17 **"Securities Transfer Act"** means the *Act respecting the transfer of securities and the establishment of security entitlements* (Québec); and

1.1.18 **"Security Entitlements"** means all security entitlements (as such term is defined in the *Act respecting the transfer of securities and the establishment of security entitlements* (Québec)).

1.2 **Plural and Masculine.** Unless there be something in the subject or the context inconsistent therewith, words importing the singular only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender and vice versa, and any reference to dollars shall mean Canadian dollars.

1.3 **Division in Articles.** The division of this Deed into Articles, Sections, subsections and paragraphs and the insertion of titles are for convenience of reference only and do not affect the meaning or the interpretation of the present Deed.

ARTICLE 2

HYPOTHECS

2.1 **Principal Hypothec.** As a general and continuing collateral security for the performance of the Obligations, the Grantor hereby hypothecates to and in favour of the Secured Party the universality of all of the present and future Securities and Securities Entitlements issued by the Issuer now or hereafter owned by the Grantor including, without limiting the generality of the foregoing, all common shares held in the share capital of the Issuer, in each case, including the renewals thereof, substitutions therefor, accretions and additions thereto and all income and fruits of such Securities and Securities Entitlements (collectively referred to herein as the **"Hypothecated Property"**) to the extent of the sum of Two Million Five Hundred Thousand Dollars ($2,500,000), in lawful money of Canada, with interest thereon at the rate of twenty-five percent (25%) per annum.

ARTICLE 3

SPECIAL PROVISIONS RELATING TO SECURITIES AND SECURITY ENTITLEMENTS

3.1 **Exercise of the Right to Vote pursuant to the Securities forming part of the Hypothecated Property**. So long as any one of the Obligations is outstanding, the Secured Party may, after the occurrence and continuance of an Event of Default, vote the Securities forming part of the Hypothecated Property at any special or general meeting at which a holder thereof has the right to vote and shall also be authorized to confer a power of attorney or proxy, as the case may be, upon any Person for the purposes of exercising said right to vote the whole as the Secured Party may see fit. It is expressly understood that no vote can be exercised, no resolution signed and no consent, waiver or ratification given or any action taken by the Grantor which would give rise to an Event of Default.

3.2 **Authorization of the Secured Party to the Grantor to Collect the Fruits and Revenues of the Securities and Security Entitlements forming part of the Hypothecated Property.** The Secured Party expressly authorizes the Grantor to collect the fruits and revenues payable from time to time in virtue of the Securities forming part of the Hypothecated Property or deposited or credited from time to time in the accounts pertaining to the Security Entitlements forming part of the Hypothecated Property for so long as no Event of Default shall have occurred and be continuing and the Secured Party shall not have notified the Grantor of the withdrawal of the present authorization. In the event that such fruits or revenues are paid to the Grantor

following the receipt of such a notice, the Grantor shall hold same under gratuitous deposit for and on behalf of the Secured Party. The Grantor shall pay over the amounts so deposited to the Secured Party, on demand, the Grantor hereby expressly acknowledging the Secured Party's rights of ownership to said fruits and revenues.

ARTICLE 4

THE HYPOTHECATED PROPERTY

4.1 **Appointment of a Receiver**. If a receiver, a sequestrator or any other similar officer, lawfully appointed, takes possession of the Hypothecated Property, the of the Grantor with respect to the sale, transfer and disposition of the Hypothecated Property may be exercised by such receiver, sequestrator or other similar officer subject to the limitations imposed upon the Secured Party in that respect under the provisions of Article 7. Likewise, if the Secured Party takes possession of the Hypothecated Property pursuant to the terms hereof, it, in its discretion, may exercise the same powers, subject to the limitations imposed upon it under the provisions of Article 7.

4.2 **Deposit with the Secured Party**. Any consideration received for any part of the Hypothecated Property which may be released pursuant to the provisions of this Article or otherwise with the consent of the Secured Party on or before such release is given shall be deposited for the account of the Secured Party, in an interest bearing account, at a rate and for a term determined by the Secured Party and acceptable to the Grantor or shall be otherwise made subject to the Liens created hereunder as part of the Hypothecated Property.

ARTICLE 5

APPLICATION OF MONEY RECEIVED BY THE SECURED PARTY

5.1 **Use of Moneys Not Otherwise Released**. All the sums of money held by the Secured Party under the provisions of this Deed or in accordance with the Loan Agreement and all other sums of money of which the Secured Party is depositary in virtue of this Deed or of the Loan Agreement and in respect of which no other specific provision regulates the use thereof, are held by the Secured Party as security for the payment of the Obligations. However, the Secured Party, notwithstanding the provisions of Article 1572 and the second paragraph of Article 2743 of the *Civil Code of Québec* and every other legal rule concerning the imputation of payments, may apply such moneys to the full or partial reduction and to such of the indebtedness forming part of the Obligations, the whole as the Secured Party may deem appropriate.

ARTICLE 6

REPRESENTATIONS AND COVENANTS OF THE GRANTOR

So long as any Obligation is outstanding and unpaid or that the Borrower shall have the right to borrow under the Loan Agreement (whether or not the conditions to borrowing have been or can be fulfilled), the Grantor makes the following representations, provides the following warranties and covenants and agrees as follows:

6.1 **Hypothecated Property.** That it owns and will own the Hypothecated Property at all times, free and clear of all Liens, and shall not create, grant or suffer to exist any Lien on any of the Hypothecated Property at any time.

6.2 **Payment of Moneys Advanced by the Secured Party.** That it will repay to the Secured Party, on demand, all reasonable and documented expenditures incurred by the Secured Party in order to preserve and protect the Liens created hereunder or to perform or cause the performance of any obligation of the Grantor hereunder or in recovering any of the Obligations or in enforcing the security created hereby, with interest thereon calculated and payable at the Applicable Interest Rate, the whole without prejudice to any other rights the Secured Party may now or at any time hereafter have in this respect.

6.3 **Facilitating Realization of Security**. That it will, from time to time, execute and do or cause to be executed or done all such documents, instruments and things and provide all such assurances as the Secured Party may reasonably require in order to facilitate the realization of the Hypothecated Property, exercise all the powers and discretions hereby conferred upon the Secured Party and confirm to any purchaser of any of the Hypothecated Property the title to the property sold or proposed to be sold, and the Grantor will give or cause to be given all notices and directions as the Secured Party may consider appropriate.

6.4 **Information**. The Grantor shall notify the Secured Party without delay of:

6.4.1 any change of its name or in the location of its head office or chief executive office or its jurisdiction of incorporation; and

6.4.2 any acquisition of any Securities forming part of the Hypothecated Property, whether certificated or uncertificated, the establishment of a Security Entitlement forming part of the Hypothecated Property and the opening of a securities account with a securities intermediary (within the meaning of the Securities Transfer Act) in respect of any Securities or Security Entitlements forming part of the Hypothecated Property.

ARTICLE 7

REMEDIES

7.1 **Declaration by the Secured Party**. If an Event of Default shall occur and be continuing, the Secured Party may declare the whole or any part of the Obligations as being immediately due and payable, without presentment, demand, protest or other notice of any kind,

all of which are hereby expressly waived by the Grantor, anything in this Deed to the contrary notwithstanding. The Secured Party may also, at its discretion, declare the security hereby constituted to have become enforceable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Grantor, anything in this Deed to the contrary notwithstanding.

7.2 **Exercise of Recourses - Limitations.** If the security hereby constituted becomes enforceable the Secured Party may realize the security constituted hereunder and exercise all rights and remedies of a hypothecary creditor under the *Civil Code of Québec* and of a secured party under the laws of any jurisdiction where any Hypothecated Property shall be situated or where the security constituted hereunder shall be enforced, save and except for the recourse of taking in payment and any similar recourse under any Applicable Law. Notwithstanding the foregoing or any other provision of the Loan Agreement or this Deed or any Applicable Law, the Secured Party hereby acknowledges, covenants and agrees that:

7.2.1 the liability of the Grantor with respect to the Guaranteed Obligations shall be limited to the aggregate amount of Two Million Five Hundred Thousand Dollars in lawful money of Canada and, as a result, the Secured Party shall only exercise its rights, remedies and recourses against such number of the Securities and Securities Entitlements comprised in the Hypothecated Property having an aggregate market value, based on the most recent closing price of such Securities and Securities Entitlements at any time when such value is calculated, equal to the lesser of (i) the Guaranteed Obligations and (ii) Two Million Five Hundred Thousand Dollars in lawful money of Canada, it being agreed that if at such time, the Issuer is not a corporation whose Securities are listed on a stock exchange and publicly traded, the aggregate market value shall be calculated based on an independent valuation prepared by a qualified appraiser acceptable to the Grantor and the Secured Party; and

7.2.2 it shall not any time exercise the recourse of taking in payment or any similar recourse under any Applicable Law.

7.3 **Secured Party Appointed Mandatary of the Grantor**. The Grantor hereby irrevocably appoints the Secured Party to be its mandatary, as of from the occurrence and during the continuance of an Event of Default, to execute and perform, for and in the name of and on behalf of the Grantor, all deeds, documents, transfers, conveyances, consents, assignments, assertions, and things which the Grantor must sign, execute and do hereunder and generally to use the name of the Grantor in the exercise of all or any one of the powers hereby conferred on the Secured Party with full power of substitution and revocation, it being expressly understood that such mandate of the Secured Party is not governed by Articles 2138 to 2148 of the *Civil Code of Quebec*, the Grantor expressly renouncing to the benefit of each and every one of the aforementioned articles. The Secured Party undertakes not to exercise any of its rights under the aforementioned mandate prior to the occurrence and only during the continuance of an Event of Default.

7.4 **Limitation of Secured Party's Liability in Acting**. The Secured Party shall not be responsible or liable for any debts contracted by it, for damages to Persons or property or for salaries or non-fulfilment of contracts during any period wherein the Secured Party shall take possession of the Hypothecated Property pursuant to the terms of any Applicable Law or this

Deed, nor shall the Secured Party be liable to account except in respect of amounts actually received or be liable for any loss on realization or for any default or omission for which a hypothecary or secured creditor might be liable, unless such loss results from the intentional or gross fault of the Secured Party, and the Secured Party shall not be bound to do, observe or perform or to see to the observance or performance by the Grantor of any of the obligations or covenants imposed upon the Grantor under this Deed nor in any way to supervise or interfere with the conduct of the Grantor's business, unless and until the security created under this Deed has become enforceable and the Secured Party shall have become bound to enforce the same or has agreed to become bound by any agreement or undertaking of the Grantor and shall have been kept supplied with moneys necessary to provide for the expense of the required action and with satisfactory indemnity as aforesaid.

ARTICLE 8

MISCELLANEOUS

8.1 **Separate Security**. The present Deed and the Liens created herein, are and shall be in addition to and not in substitution for, any other security held by the Secured Party for the fulfilment of the Obligations and shall thus not operate as a novation of any Obligation of the Grantor towards the Secured Party.

8.2 **Continuing Security**. The Liens created hereunder shall constitute continuing security which shall remain in full force and effect until the Obligations shall have been fulfilled in full and the Liens hereof shall have been cancelled. The Grantor expressly acknowledges, for the purpose of Article 2797 of the Civil Code of Québec, that until it shall have received a written notice from the Secured Party to the effect that the Obligations have been fulfilled in full, it binds and obliges itself anew continuously under the Obligations.

8.3 **Notice**. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Deed when delivered to such party in accordance with the provisions of the Loan Agreement.

8.4 **Severability**. Any provision of this Deed which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

8.5 **Governing Law**. This Deed and the interpretation and enforcement thereof shall be governed by and in accordance with the laws of the Province of Québec and the federal laws of Canada applicable therein. The Grantor irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Québec with respect to any matter arising hereunder or in relation herewith.

ARTICLE 9

LANGUAGE

9.1 **English Language**. The parties hereto have expressly required that the present Deed and all deeds, documents and notices relating thereto be drafted in the English language.

9.2 **Langue Anglaise**. Les parties aux présentes ont expressément exigé que le présent acte et tous autres contrats, documents et avis qui y sont afférents soient rédigés en langue anglaise.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have signed this Deed as of the date and in the place first hereinabove mentioned.

RAINY DAY INVESTMENTS LTD.,
AS GRANTOR

Per: ______________________________